UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported)	August 27, 2001

PERRY JUDD’S HOLDINGS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-45235	51-0365965

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

575 WEST MADISON STREET, WATERLOO, WISCONSIN	53594

(Address of principal executive offices)	(Zip Code)

920-478-3551

Registrant’s telephone number, including area code

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

Deloitte & Touche LLP was previously the principal accountants for Perry Judd’s Holdings, Inc. On August 27, 2001, that firm’s appointment as principal accountants was terminated and Ernst & Young LLP was engaged as principal accountants. The decision to change accountants was recommended by management and approved by the board of directors.

During the two fiscal years ended December 31, 2000, and the subsequent interim period through August 27, 2001, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The Independent Auditors’ Reports of Deloitte & Touche LLP on the consolidated financial statements of Perry Judd’s Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

A letter from Deloitte & Touche LLP is attached as Exhibit 16.1 to this Form 8-K.

ITEM 7. EXHIBITS.

Exhibit 16.1 Letter on Change in Certifying Accountant

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERRY JUDD’S HOLDINGS, INC.

Date: August 31, 2001	By: /s/ Verne F. Schmidt

Verne F. Schmidt
Senior Vice President and
Chief Financial Officer